Exhibit 99.2

This Statement on Form 5 is filed by:  (i) Liberty Life Insurance Company, (ii) Investors Insurance Corporation, (iii) Athene Holding Ltd., (iv) Athene Group Ltd., (v) Athene Asset Management LLC, (vi) Apollo Life Asset Ltd., (vii) Apollo Capital Management, L.P., (viii) Apollo Capital Management GP, LLC, (ix) Apollo Management Holdings, L.P., and (x) Apollo Management Holdings GP, LLC.

Name of Designated Filer:  Athene Group Ltd.

Statement for Issuer’s Fiscal Year Ended: December 31, 2011

Issuer Name and Ticker or Trading Symbol: Apollo Commercial Real Estate Finance, Inc. [ARI]

LIBERTY LIFE INSURANCE COMPANY

By:	/s/ John Golden
Name:	John Golden
Title:	Secretary

INVESTORS INSURANCE CORPORATION

By:	/s/ John Golden
Name:	John Golden
Title:	Secretary

ATHENE HOLDING LTD.

By:	/s/ Tab Shanafelt
Name:	Tab Shanafelt
Title:	Chief Legal Officer and Assistant Secretary

ATHENE GROUP LTD.

By:	/s/ Brian F. Bresnahan
Name:	Brian F. Bresnahan
Title:	Director

ATHENE ASSET MANAGEMENT LLC

By:	/s/ John Golden
Name:	John Golden
Title:	Senior Vice President

APOLLO LIFE ASSET LTD.

By:	/s/ Cindy Michel
Name:	Cindy Michel
Title:	Vice President

APOLLO CAPITAL MANAGEMENT, L.P.

By:	Apollo Capital Management GP, LLC
its general partner

	By:	/s/ Cindy Michel
	Name:	Cindy Michel
	Title:	Vice President

APOLLO CAPITAL MANAGEMENT GP, LLC

By:	/s/ Cindy Michel
Name:	Cindy Michel
Title:	Vice President

APOLLO MANAGEMENT HOLDINGS, L.P.

By:	Apollo Management Holdings GP, LLC
its general partner

	By:	/s/ Cindy Michel
	Name:	Cindy Michel
	Title:	Vice President

APOLLO MANAGEMENT HOLDINGS GP, LLC

By:	/s/ Cindy Michel
Name:	Cindy Michel
Title:	Vice President